Exhibit 21
Avnet, Inc.
Foreign and Domestic Subsidiaries

Company Name	Country
Abacus Electronics Holdings Ltd	United Kingdom
Abacus Group Limited	United Kingdom
Alpha 3 Manufacturing Ltd	United Kingdom
Avnet (Asia Pacific Holdings) Limited	Hong Kong
Avnet (Australia) Pty. Ltd.	Australia
Avnet (Holdings) Ltd	United Kingdom
Avnet (NZ)	New Zealand
Avnet (Shanghai) Limited	China
Avnet (Tianjin) Logistics Ltd.	China
Avnet Abacus Limited	Hong Kong
Avnet AG	Switzerland
Avnet Asia Pte Ltd	Singapore
Avnet ASIC Israel Ltd	Israel
Avnet Azure Sdn. Bhd.	Malaysia
Avnet B.V.	Netherlands
Avnet Beteiligungs-Verwaltungs GmbH	Germany
Avnet Chile S.A.	Chile
Avnet Components Brasil Participações Ltda.	Brazil
Avnet Components Israel Limited	Israel
Avnet de Mexico, S.A. de C.V.	Mexico
Avnet de Puerto Rico, Inc.	Puerto Rico
Avnet Delaware Holdings, Inc.	Delaware
Avnet Delaware LLC	Delaware
Avnet do Brasil LTDA	Brazil
Avnet Electronics Marketing (Australia) Pty Ltd	Australia
Avnet EM Holdings Japan Kabushiki Kaisha	Japan
Avnet EM Sp. z.o.o.	Poland
Avnet EMG AG	Switzerland
Avnet EMG Elektronische Bauelemente GmbH	Austria
Avnet EMG France S.A.	France
Avnet EMG GmbH	Germany
Avnet EMG Italy S.r.l.	Italy
Avnet EMG Ltd	United Kingdom
Avnet Erste Vermoegensverwaltungs GmbH & Co. KG	Germany
Avnet Europe Comm. VA	Belgium
Avnet Finance B.V.	Netherlands

Company Name	Country
Avnet France S.A.S.	France
Avnet Holding B.V.	Netherlands
Avnet Holding Europe BVBA	Belgium
Avnet Holding Germany GmbH	Germany
Avnet Holding South Africa (Pty) Limited	South Africa
Avnet Holdings (Australia) Pty. Limited	Australia
Avnet Holdings UK Limited	United Kingdom
Avnet Holdings, LLC	Delaware
Avnet Iberia S.A.	Spain
Avnet India Private Limited	India
Avnet Integrated Resources Reparo de Eletrônicos Ltda.	Brazil
Avnet International (Canada) Ltd.	Canada
Avnet International, LLC	Delaware
Avnet Italy Srl	Italy
Avnet Japan Co., Ltd.	Japan
Avnet Kopp (Pty) Limited	South Africa
Avnet Korea, Inc.	Korea, Republic of
Avnet Limited	Ireland
Avnet Logistics (Shenzhen) Ltd.	China
Avnet Logistics B.V.B.A.	Belgium
Avnet Logistics do Brasil Ltda.	Brazil
Avnet Logistics GmbH	Germany
Avnet Logistics Pte. Ltd.	Singapore
Avnet Malaysia Sdn Bhd	Malaysia
Avnet Microproducts Mexico, S.A. de C.V.	Mexico
Avnet Nortec A/S	Denmark
Avnet Nortec AB	Sweden
Avnet Nortec AS	Norway
Avnet Nortec Oy	Finland
Avnet Pacific Pty Limited	Australia
Avnet Partner Solutions (Malaysia) Sdn. Bhd.	Malaysia
Avnet Partner Solutions, S. de R.L. de C.V.	Mexico
Avnet Philippines Pty Ltd., Inc.	Philippines
Avnet Receivables Corporation	Delaware
Avnet S.r.l.	Italy
Avnet s.r.o	Czech Republic
Avnet Solutions Pte. Ltd.	Singapore
Avnet Solutions Sdn. Bhd	Malaysia
Avnet Sp. z.o.o.	Poland
Avnet Sunrise Limited	Hong Kong
Avnet Technology (Thailand) Ltd.	Thailand
Avnet Technology Hong Kong Limited	Hong Kong
Avnet Technology Solutions (ASEAN) Pte. Ltd.	Singapore
Avnet Technology Solutions (Australia) Pty Ltd	Australia
Avnet Technology Solutions (China) Ltd	China

Company Name	Country
Avnet Technology Solutions (India) Private Limited	India
Avnet Technology Solutions (Singapore) Pte. Ltd.	Singapore
Avnet Technology Solutions (Thailand) Ltd.	Thailand
Avnet Technology Solutions (Tianjin) Ltd	China
Avnet Technology Solutions (Vietnam) Company Limited	Viet Nam
Avnet Technology Solutions Argentina S.A.	Argentina
Avnet Technology Solutions B.V.	Netherlands
Avnet Technology Solutions Brasil S.A.	Brazil
Avnet Technology Solutions Chile, S.A.	Chile
Avnet Technology Solutions Colombia S.A.S.	Colombia
Avnet Technology Solutions Ecuador, S.A.	Ecuador
Avnet Technology Solutions GmbH	Germany
Avnet Technology Solutions Handelsgesellschaft m.b.H.	Austria
Avnet Technology Solutions Kft	Hungary
Avnet Technology Solutions Ltd	United Kingdom
Avnet Technology Solutions s.r.l.	Italy
Avnet Technology Solutions S.R.L.	Romania
Avnet Technology Solutions s.r.o.	Slovakia
Avnet Technology Solutions Sanayi Ve Ticaret Anonim Sirketi	Turkey
Avnet Technology Solutions SAS	France
Avnet Technology Solutions Venezuela, C.A.	Venezuela
Avnet Trader S.A.	Chile
Avnet TS Ireland Limited	Ireland
Avnet Verwaltungs GmbH	Germany
Azzurri Technology S.A.R.L.	France
Beijing Vanda Suntech Software Engineering Company Limited	China
Beijing Vanda Yunda IT Services Co., Ltd	China
Bell Microproducts Brazil Holdings, LLC	Minnesota
Bell Microproducts BV	Netherlands
Bell Microproducts BVBA	Belgium
Bell Microproducts Europe (Holdings) BV	Netherlands
Bell Microproducts GmbH	Germany
Bell Microproducts Limited	United Kingdom
Bell Microproducts Mexico Shareholder, LLC	Florida
Bell Microproducts Spain SLU	Spain
BFIIBEXSA International LLC	Delaware
Changchun Vanda Software Engineering Co., Ltd	China
Chinatronic Technology Limited	Hong Kong
Clarity Technology Limited	United Kingdom
Client Solutions Limited	Ireland
CM Satellite Systems, Inc.	New York
Deltron Electronics Ltd	United Kingdom
DEM Manufacturing Ltd	United Kingdom
Dritte TENVA Property GmbH Nettetal	Germany
EBV Beteiligungs-Verwaltungs GmbH	Germany

Company Name	Country
EBV Elektronik ApS	Denmark
EBV Elektronik France SAS	France
EBV Elektronik GmbH & Co. KG	Germany
EBV Elektronik Kft	Hungary
EBV Elektronik Limited	Hong Kong
EBV Elektronik M	Russian Federation
EBV Elektronik OÜ	Estonia
EBV Elektronik S.r.l.	Italy
EBV Elektronik S.R.L.	Romania
EBV Elektronik s.r.o.	Slovakia
EBV Elektronik SAS	France
EBV Elektronik sp. z o.o.	Poland
EBV Elektronik Spain S.L.	Spain
EBV Elektronik spol. s r.o.	Czech Republic
EBV Elektronik Ticaret Limited Sirketi	Turkey
EBV Elektronik TOV	Ukraine
EBV Elektronik, Druzba Za Posredovanje D.O.O.	Slovenia
EBV Elektronik, Unipessoal Lda,	Portugal
EBV Management GmbH	Germany
EBV Vermoegensverwaltungs GmbH	Germany
EBV-Elektronik GmbH	Austria
Electrolink (PTY) Ltd	South Africa
Electron House (Overseas) Limited	United Kingdom
Enlaces Computacionales, S. de R.L. de C.V.	Mexico
Erste TENVA Property GmbH Gruber Straße	Germany
Flint Distribution Holdings Limited	United Kingdom
Flint Distribution Limited	United Kingdom
Grundbesitzverwaltungsgesellschaft Berlin-Motzener Straße mbH	Germany
Horizon Open Systems (NI) Limited	United Kingdom
Horizon Technology Group Limited	Ireland
Import Holdings LLC	California
Instituto de Educacion Avanzada, S. de R.L. de C.V.	Mexico
Interactive Technology Limited	Virgin Islands, British
itX Group Limited	Australia
Kent One Corporation	Delaware
L&C Importadora, S. de R.L. de C.V.	Mexico
Memec (Asia Pacific) Limited	Hong Kong
Memec Europe Limited	United Kingdom
Memec Group Holdings Limited	United Kingdom
Memec Group Limited	United Kingdom
Memec Holdings Limited	United Kingdom
Memec Pty Limited	Australia
Mexico Holdings LLC	California
Net Storage Computers, Ltda	Brazil
Polar Ltd	United Kingdom

Company Name	Country
Pride Well Limited	Virgin Islands, British
PT Avnet Datamation Solutions	Indonesia
SEC International Holding Company II, L.L.C.	New Hampshire
SEC International Holding Company, L.L.C.	New Hampshire
Société Civile Immobilière du 22 rue de Dames	France
Soluciones Mercantiles, S. de R.L. de C.V.	Mexico
Source Electronics (HK) Limited	Hong Kong
Source Electronics Asia Limited	Hong Kong
Telmil Electronics, Inc.	Delaware
Tenva Belgium Comm. VA	Belgium
Tenva Financial Management B.V.B.A.	Belgium
Thomas Kaubisch GmbH	Germany
Unidux Inc.	Japan
Vanda Computer & Equipment Company Limited	Hong Kong
Vanda Computer Service (Hong Kong) Company Limited	Hong Kong
Vanda Computer Service (Macau) Company Limited	Macao
Vanda Computer System Integration (Shanghai) Company Limited	China
Vanda Computer System Integration (Shenzhen) Co., Ltd	China
Vanda IT Solutions & Systems Management Limited	Virgin Islands, British
Vanda Software Engineering Company Limited	Hong Kong
Vandasoft Technology Holdings Limited	Virgin Islands, British
WBT Systems Limited	Ireland
WBT Systems, Inc.	Delaware
Wiseasia Computer Service (Macau) Company Limited	Macao
WiseAsia.com Limited	Hong Kong
YEL Electronics (China) Limited	Hong Kong
YEL Electronics (Shanghai) Limited	China
YEL Electronics (Shenzhen) Ltd	China
YEL Electronics Hong Kong Limited	Hong Kong
YEL Electronics Pte Ltd	Singapore
YEL Electronics Sdn Bhd	Malaysia
YEL Korea (HK) Limited	Hong Kong
ZWEITE TENVA Property GmbH Im Technologiepark	Germany